Exhibit 99.1

Contact:	Adam N. Satterfield
Senior Vice President - Finance and Chief Financial Officer
(336) 822-5721

OLD DOMINION FREIGHT LINE ANNOUNCES REVENUE GROWTH OF 19.5%
FOR THE FOURTH QUARTER OF 2017

QUARTERLY CASH DIVIDEND TO INCREASE 30% TO $0.13 PER SHARE

THOMASVILLE, N.C. - (February 8, 2018) - Old Dominion Freight Line, Inc. (NASDAQ: ODFL) today announced financial results for the three-month and twelve-month periods ended December 31, 2017. The financial results for the fourth quarter of 2017 include $9.8 million of expense related to a special bonus paid in December to non-executive employees following the passage of the Tax Cuts and Jobs Act. This Act also required the Company to revalue its net deferred tax liability, which resulted in a net tax benefit of $104.9 million that is included in the 2017 results presented below:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(In thousands, except per share amounts)	2017	2016	% Chg.	2017	2016	% Chg.
Revenue	$891,117	$745,738	19.5%	$3,358,112	$2,991,517	12.3%
Operating income	$143,457	$113,447	26.5%	$575,886	$483,835	19.0%
Operating ratio	83.9%	84.8%		82.9%	83.8%
Net income	$197,250	$68,511	187.9%	$463,774	$295,765	56.8%
Basic earnings per share	$2.40	$0.83	189.2%	$5.63	$3.56	58.1%
Diluted earnings per share	$2.39	$0.83	188.0%	$5.63	$3.56	58.1%
Basic weighted average shares outstanding	82,282	82,381	(0.1)%	82,308	83,112	(1.0)%
Diluted weighted average shares outstanding	82,376	82,450	(0.1)%	82,407	83,154	(0.9)%
“Old Dominion produced Company-record results for both revenue and operating income in the fourth quarter,” said David S. Congdon, Vice Chairman and Chief Executive Officer of Old Dominion. “We were pleased to see an acceleration in our revenue growth, which continued the momentum that began earlier in 2017. We believe that this growth was the result of continued strength in the domestic economy as well as our ability to win market share by providing shippers with network capacity and a value proposition that includes superior service at a fair price. Our superior service offering during the fourth quarter included on-time deliveries of 99% and a cargo claims ratio of less than 0.3%.

“Revenue for the fourth quarter increased 19.5%, which consisted of a 14.4% increase in LTL tonnage and a 5.1% increase in LTL revenue per hundredweight. The increase in our LTL tonnage included an 11.4% increase in LTL

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ODFL Reports Fourth-Quarter Financial Results

February 8, 2018

shipments and a 2.7% increase in LTL weight per shipment. We believe the industry pricing environment strengthened in the fourth quarter, which drove the 3.1% increase in our LTL revenue per hundredweight, excluding fuel surcharges. Consistent with our long-term pricing philosophy, we will continue to target rate increases necessary to offset cost inflation in our business and address individual account profitability. In the current pricing environment, we believe that this approach will enhance our ability to win market share and produce profitable growth.

“The Company’s operating ratio improved 90 basis points to 83.9% for the fourth quarter of 2017. The quality of our revenue growth generated operating leverage that reduced our depreciation expense and direct operating costs as a percent of revenue, despite the impact of the employee special bonus. We expect our operating ratio to improve again in 2018, although our employee benefit costs are expected to increase this year due to enhancements to our paid-time-off policy and larger 401(k) matching contributions. We have historically made a discretionary matching contribution to our 401(k) plan to increase our aggregate matching contribution to 10% of our net income, and we believe that this year’s discretionary contribution will increase more than it would have otherwise due to a lower 2018 effective tax rate under the Tax Cuts and Jobs Act.”

Cash Flow and Use of Capital

Old Dominion’s net cash provided by operating activities was $148.3 million for the fourth quarter of 2017 and $536.3 million for the year, which was a 5.2% decrease compared to the year-to-date period of 2016. The Company had $127.5 million in cash and cash equivalents at December 31, 2017, and its ratio of debt-to-total capitalization was 4.0% compared with 5.4% at December 31, 2016.

Capital expenditures were $93.3 million for the fourth quarter of 2017 and $382.1 million for the year. The Company expects its capital expenditures for 2018 to total approximately $510 million, including planned expenditures of $200 million for real estate and service center expansion projects; $265 million for tractors and trailers; and $45 million for technology and other assets.

Old Dominion returned $8.2 million of capital to its shareholders in the fourth quarter of 2017 and $40.9 million for the year. The year-to-date total includes $32.9 million in cash dividends and $8.0 million of share repurchases.

Increase to Quarterly Cash Dividend

The Company's Board of Directors has declared a first-quarter dividend of $0.13 per share, which is a 30% increase to the quarterly dividend paid in 2017. The dividend is payable on March 20, 2018 to shareholders of record at the close of business on March 6, 2018.

Summary

Mr. Congdon concluded, “Old Dominion’s strong operating and financial performance for the fourth quarter and throughout 2017 highlights our team’s outstanding execution of a proven and differentiated business model. As we enter 2018, we are encouraged by our recent trends that demonstrate continued customer demand for our services and a strong domestic economy. We believe that the ongoing execution of our business model, which includes a commitment to continuously invest in our employees and network capacity, will allow us to produce further profitable growth and increased shareholder value in 2018.”

Old Dominion will hold a conference call to discuss this release today at 10:00 a.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.odfl.com. Please log on at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at this website shortly after the call through March 8, 2018. A telephonic replay will also be available through February 18, 2018, at (719) 457-0820, Confirmation Number 6862987.

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ODFL Reports Fourth-Quarter Financial Results

February 8, 2018

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution the reader that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following: (1) the competitive environment with respect to industry capacity and pricing, including the use of fuel surcharges, which could negatively impact our total overall pricing strategy and our ability to cover our operating expenses; (2) our ability to collect fuel surcharges and the effectiveness of those fuel surcharges in mitigating the impact of fluctuating prices for diesel fuel and other petroleum-based products; (3) the negative impact of any unionization, or the passage of legislation or regulations that could facilitate unionization, of our employees; (4) the challenges associated with executing our growth strategy, including our ability to successfully consummate and integrate any acquisitions; (5) changes in our goals and strategies, which are subject to change at any time at our discretion; (6) various economic factors such as recessions, downturns in the economy, global uncertainty and instability, changes in U.S. social, political, and regulatory conditions or a disruption of financial markets, which may decrease demand for our services; (7) the impact of changes in tax laws, rates, guidance and interpretations, including those related to certain provisions of the Tax Cuts and Jobs Act; (8) increases in driver compensation or difficulties attracting and retaining qualified drivers to meet freight demand; (9) our exposure to claims related to cargo loss and damage, property damage, personal injury, workers' compensation, group health and group dental, including increased premiums, adverse loss development, increased self-insured retention levels and claims in excess of insured coverage levels; (10) cost increases associated with employee benefits, including costs associated with employee healthcare plans; (11) the availability and cost of capital for our significant ongoing cash requirements; (12) the availability and cost of new equipment and replacement parts, including regulatory changes and supply constraints that could impact the cost of these assets; (13) decreases in demand for, and the value of, used equipment; (14) the availability and cost of diesel fuel; (15) the costs and potential liabilities related to compliance with, or violations of, existing or future governmental laws and regulations, including environmental laws, engine emissions standards, hours-of-service for our drivers, driver fitness requirements and new safety standards for drivers and equipment; (16) the costs and potential liabilities related to various legal proceedings and claims that have arisen in the ordinary course of our business, some of which include class-action allegations; (17) the costs and potential liabilities related to governmental proceedings, inquiries, notices or investigations; (18) the costs and potential liabilities related to our international business relationships; (19) the costs and potential adverse impact of compliance with, or violations of, current and future rules issued by the Department of Transportation, the Federal Motor Carrier Safety Administration (the “FMCSA”) and other regulatory agencies; (20) the costs and potential adverse impact of compliance associated with addressing interoperability between legacy electronic automatic on-board recording devices and electronic logging devices (“ELDs”) that comply with FMCSA’s ELD regulations and guidance; (21) seasonal trends in the less-than-truckload industry, including harsh weather conditions and disasters; (22) our dependence on key employees; (23) the concentration of our stock ownership with the Congdon family; (24) the costs and potential adverse impact associated with future changes in accounting standards or practices; (25) potential costs associated with cyber incidents and other risks, including system failure, security breach, disruption by malware or other damage; (26) failure to keep pace with developments in technology, any disruption to our technology infrastructure, or failures of essential services upon which our technology platforms rely, which could cause us to incur costs or result in a loss of business; (27) the costs and potential adverse impact associated with transitional challenges in upgrading or enhancing our technology systems; (28) damage to our reputation through unfavorable publicity; (29) the costs and potential adverse impact of compliance with anti-terrorism measures on our business; (30) dilution to existing shareholders caused by any issuance of additional equity; (31) the impact of a quarterly cash dividend or the failure to declare future cash dividends; (32) fluctuations in the market value of our common stock; (33) the impact of certain provisions in our articles of incorporation, bylaws, and Virginia law that could discourage, delay or prevent a change in control of us or a change in our management; and (34) other risks and uncertainties described in our most recent Annual Report on Form 10-K and other filings with the SEC. Our forward-looking statements are based upon our beliefs and assumptions using information available at the time the statements are made. We caution the reader not to place undue reliance on our forward-looking statements (i) as these statements are neither a prediction nor a guarantee of future events or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.

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ODFL Reports Fourth-Quarter Financial Results

February 8, 2018

Old Dominion Freight Line, Inc. is a leading, less-than-truckload (“LTL”), union-free motor carrier providing regional, inter-regional and national LTL services, which include ground and air expedited transportation and consumer household pickup and delivery through a single integrated organization. In addition to its core LTL services, the Company offers a range of value-added services including container drayage, truckload brokerage, supply chain consulting and warehousing.

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ODFL Reports Fourth-Quarter Financial Results

February 8, 2018

OLD DOMINION FREIGHT LINE, INC.
Statements of Operations

	Fourth Quarter				Year to Date
(In thousands, except per share amounts)	2017		2016		2017		2016
Revenue	$891,117	100.0%	$745,738	100.0%	$3,358,112	100.0%	$2,991,517	100.0%

Operating expenses:
Salaries, wages & benefits	482,233	54.1%	417,686	56.0%	1,802,440	53.7%	1,652,055	55.2%
Operating supplies & expenses	106,688	12.0%	84,093	11.3%	381,798	11.4%	322,997	10.8%
General supplies & expenses	27,793	3.1%	20,696	2.8%	107,733	3.2%	86,626	2.9%
Operating taxes & licenses	26,248	2.9%	23,058	3.1%	99,778	3.0%	92,426	3.1%
Insurance & claims	12,914	1.4%	8,069	1.1%	41,718	1.2%	37,861	1.3%
Communications & utilities	6,809	0.8%	6,547	0.9%	27,754	0.8%	27,904	0.9%
Depreciation & amortization	53,093	6.0%	49,574	6.6%	205,763	6.2%	189,867	6.3%
Purchased transportation	23,151	2.6%	18,472	2.5%	84,747	2.5%	74,051	2.5%
Building and office equipment rents	1,870	0.2%	1,433	0.2%	7,984	0.2%	7,920	0.3%
Miscellaneous expenses, net	6,861	0.8%	2,663	0.3%	22,511	0.7%	15,975	0.5%

Total operating expenses	747,660	83.9%	632,291	84.8%	2,782,226	82.9%	2,507,682	83.8%

Operating income	143,457	16.1%	113,447	15.2%	575,886	17.1%	483,835	16.2%

Non-operating expense (income):
Interest expense	362	0.0%	954	0.1%	2,154	0.1%	4,332	0.1%
Interest income	(408)	(0.0)%	(20)	(0.0)%	(740)	(0.0)%	(58)	(0.0)%
Other (income) expense, net	(361)	(0.0)%	1,192	0.2%	(1,360)	(0.1)%	1,974	0.1%

Income before income taxes	143,864	16.1%	111,321	14.9%	575,832	17.1%	477,587	16.0%

Provision for income taxes	(53,386)	(6.0)%	42,810	5.7%	112,058	3.3%	181,822	6.1%

Net income	$197,250	22.1%	$68,511	9.2%	$463,774	13.8%	$295,765	9.9%

Earnings per share:
Basic	$2.40		$0.83		$5.63		$3.56
Diluted	2.39		0.83		5.63		3.56

Weighted average outstanding shares:
Basic	82,282		82,381		82,308		83,112
Diluted	82,376		82,450		82,407		83,154

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ODFL Reports Fourth-Quarter Financial Results

February 8, 2018

OLD DOMINION FREIGHT LINE, INC.
Operating Statistics

	Fourth Quarter			Year to Date
	2017	2016	% Chg.	2017	2016	% Chg.
Work days	62	62	—%	253	254	(0.4)%
Operating ratio	83.9%	84.8%		82.9%	83.8%
LTL intercity miles (1)	158,119	141,389	11.8%	605,204	576,953	4.9%
LTL tons (1)	2,211	1,933	14.4%	8,519	7,931	7.4%
LTL tonnage per day	35,661	31,177	14.4%	33,672	31,224	7.8%
LTL shipments (1)	2,696	2,421	11.4%	10,736	10,148	5.8%
LTL revenue per intercity mile	$5.51	$5.13	7.4%	$5.46	$5.09	7.3%
LTL revenue per hundredweight	$19.70	$18.74	5.1%	$19.39	$18.51	4.8%
LTL revenue per hundredweight, excluding fuel surcharges	$17.30	$16.78	3.1%	$17.20	$16.71	2.9%
LTL revenue per shipment	$322.97	$299.34	7.9%	$307.66	$289.36	6.3%
LTL revenue per shipment, excluding fuel surcharges	$283.60	$268.10	5.8%	$272.97	$261.21	4.5%
LTL weight per shipment (lbs.)	1,640	1,597	2.7%	1,587	1,563	1.5%
Average length of haul (miles)	914	922	(0.9)%	917	928	(1.2)%
Average full-time employees	19,000	17,585	8.0%	18,103	17,582	3.0%

(1) -	In thousands
Note:
Our LTL operating statistics exclude certain transportation and logistics services where pricing is generally not determined by weight. These statistics also exclude adjustments to revenue for undelivered freight required for financial statement purposes in accordance with our revenue recognition policy.

OLD DOMINION FREIGHT LINE, INC.
Balance Sheets

	December 31,	December 31,
(In thousands)	2017	2016
Cash and cash equivalents	$127,462	$10,171
Other current assets	457,191	372,451
Total current assets	584,653	382,622
Net property and equipment	2,404,459	2,241,402
Other assets	79,312	72,223
Total assets	$3,068,424	$2,696,247

Current maturities of long-term debt	$50,000	$—
Other current liabilities	301,049	288,636
Total current liabilities	351,049	288,636
Long-term debt	45,000	104,975
Other non-current liabilities	395,521	451,478
Total liabilities	791,570	845,089
Equity	2,276,854	1,851,158
Total liabilities & equity	$3,068,424	$2,696,247
Note: The financial and operating statistics in this press release are unaudited.

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